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                                                                  Exhibit 3.1(b)




                 CERTIFICATE OF MERGER OF RSJ ACQUISITION CO.
                      WITH AND INTO CITATION CORPORATION
                         AS EFFECTIVE DECEMBER 1, 1999

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                                                                  EXHIBIT 3.1(b)

                             CERTIFICATE OF MERGER
                                      OF
                              RSJ ACQUISITION CO.
                                 WITH AND INTO
                             CITATION CORPORATION

                       (Under Section 251 of the General
                   Corporation Law of the State of Delaware)

     Citation Corporation, a Delaware corporation, hereby certifies that:

     1. The name and state of incorporation of each of the constituent corporations is as follows:

          (a) RSJ Acquisition Co., a Delaware corporation ("Merger Co."); and

          (b) Citation Corporation, a Delaware corporation (the "Company").

     2. The Agreement and Plan of Merger and Recapitalization, dated as of June 24, 1999, by and between Merger Co. and the Company, as amended by Amendment No. 1 to the Agreement and Plan of Merger and Recapitalization, dated as of September 3, 1999, by and between Merger Co. and the Company, and Amendment No. 2 to the Agreement and Plan of Merger and Recapitalization, dated as of October 12, 1999, by and between Merger Co. and the Company (the "Agreement and Plan of Merger") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
Section 251 (and, with respect to Merger Co., by the written consent of its sole stockholder in accordance with Section 228) of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation is Citation Corporation (the "Surviving Corporation").

     4. The Certificate of Incorporation of the Company as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Corporation.

     5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 2 Office Park Circle, Suite 204, Birmingham, Alabama 35223.

     6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed as of the 30th day of November, 1999.

                           CITATION CORPORATION

                           By:     /s/ Frederick F. Sommer
                              ------------------------------------------------
                                   Name: Frederick F. Sommer
                                   Office: President and Chief Executive Officer

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